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Exhibit 10.37

LICENSING AND DISTRIBUTION AGREEMENT

    THIS LICENSING AND DISTRIBUTION AGREEMENT (this "Agreement") is effective as of the 15th day of July, 1999 (the "Effective Date"), by and between GalaGen Inc., a corporation organized under the laws of the State of Delaware, with its principal place of business at 1275 Red Fox Road, Arden Hills, Minnesota 55112-6943 USA (hereinafter "GalaGen"), and American Institutional Products, Inc., a corporation organized under the laws of the State of Minnesota, with its principal place of business at 501 NE 16th Avenue, Austin, Minnesota 55912 (hereinafter "Licensee").

W I T N E S S E T H :

    WHEREAS, Licensee is interested and willing to manufacture or have manufactured under license, distribute, market and maintain inventory of certain products utilizing certain proprietary formulas and specifications owned by GalaGen; and

    WHEREAS, GalaGen is willing to license to Licensee the right to manufacture, market, and control inventory of said certain products for sale and distribution under the terms of this Agreement.

    NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, GalaGen and Licensee do hereby agree as follows:

I.
GRANT OF LICENSE

    GalaGen hereby grants to Licensee the exclusive right and license to manufacture or have manufactured, control inventory, promote, market, distribute and sell the Products in the Territory through the Clinical Healthcare Channels. As used in this Agreement, "Products" shall mean (a) GalaGen's proprietary enteral nutrition products as more particularly described in Exhibit A attached hereto and incorporated herein, (b) the "Territory" shall mean the world and (c) the "Healthcare Distribution Channels" shall mean hospitals, nursing homes, other inpatient healthcare facilities, drug stores, pharmacies, home health care providers and appropriate wholesalers who re-distribute through those specific channels.

II.
DUTIES AND OBLIGATIONS OF LICENSEE

    The services to be performed by Licensee hereunder shall be all of those services and duties specified herein and said services shall be performed by Licensee as a licensee for GalaGen, and neither Licensee nor its employees shall be considered employees of GalaGen. During the term of this Agreement and in accordance with the provisions of this Agreement:

(a)
Licensee will manufacture or have manufactured the final, complete Products utilizing the proprietary formulas and specifications supplied by GalaGen. Licensee will ensure that Products shall be manufactured:

(i)
in compliance with all laws and regulations of the Territory or any political subdivision thereof applicable to the manufacture and/or labeling of finished Products;

(ii)
be wholesome and fit for human consumption;

(iii)
comply with the nutritional information placed on all packaging containing finished Products; and

(iv)
comply with any formulas and specifications for Products provided by GalaGen to Licensee in writing.

(b)
Licensee shall be excused from compliance with its obligations hereunder only to the extent such noncompliance is the direct and exclusive result of GalaGen's failure to comply with its representations and warranties in Section V.

(c)
Licensee agrees to use its best efforts to introduce, diligently promote the sale and use of, and secure orders for Products.

(d)
(i)  Prior to October 1, 1999, Licensee shall negotiate in good faith with GalaGen to mutually agree upon a business plan (the "Annual Business Plan") that will set forth, but is not limited to, the operational structure, procedures, anticipated gross sales, net profit and royalty percentage rate with respect to Licensee's marketing of the Products for the following fiscal year of Licensee. No later than one month prior to the end of each of Licensee's fiscal year, Licensee shall negotiate in good faith with GalaGen to mutually agree upon an Annual Business Plan for the following fiscal year of Licensee.

(ii)
The anticipated gross sales included in each Annual Business Plan shall be the "Anticipated Gross Sales". The royalty percentage rate included in each Annual Business Plan shall be expressed as a percentage of the gross sales of the Products and shall be the "Royalty Percentage Rate".

(iii)
Licensee shall pay the Royalty Percentage Rate twelve times per year to a payee and address designated by GalaGen no later than 30 days following the last day of each of Licensee's fiscal periods. Subject to the following sentence, Licensee agrees to pay to GalaGen the Royalty Percentage Rate based on the actual gross sales of Products during such fiscal period. If, however, the actual gross sales for any fiscal year are less than the Anticipated Gross Sales for such fiscal year, Licensee agrees to pay the Royalty Percentage Rate on the Anticipated Gross Sales for such fiscal year, and to pay any shortfall between such amount and the fiscal period Royalty Percentage Rate payments already made no later than 90 days following the last day of such fiscal year.

(iv)
Licensee and GalaGen agree that the Royalty Percentage Rate for each fiscal year shall never be less than 9%. Licensee and GalaGen agrees further that the Royalty Percentage Rate from the Effective Date through the end of Licensee's current fiscal year shall be 16.5%, calculated in accordance with the details contained in Exhibit B attached hereto and incorporated herein.

(e)
Licensee agrees to obtain GalaGen's prior written approval concerning any promotional information, materials and other data supplied by Licensee to customers and potential customers relative to Product.

(f)
Licensee shall ensure that Products are sold and advertised in the form developed by Licensee and approved by GalaGen, and with the labeling or marking jointly developed with GalaGen and agreed by Licensee. Licensee shall not materially alter the same without the express, prior written consent of GalaGen.

(g)
Effective July 15, 1999, Licensee agrees to reimburse GalaGen for 100% of the salary, bonus, employee benefits and business expenses (together "Employment Expenses") of GalaGen's Director of Sales with respect to the Products employed by GalaGen as of the Effective Date (the "Sales Director") no later than 15 days following Licensee's receipt of a monthly statement by GalaGen setting forth the Sales Director's monthly Employment Expenses in a manner reasonably acceptable to Licensee. Licensee shall pay such Employment Expenses in immediately available funds to an account designated by GalaGen. The Sales Director's sole professional duties will be at the discretion and direction of Licensee until the termination of this Agreement. Effective on such termination date, Licensee's obligations to pay GalaGen the Sales Director's Employment Expenses shall terminate, but Licensee shall remain responsible for payment of such accrued Employment Expenses preceding such termination date. That pro-rated portion of the Sales Director's Employment Expenses which is attributable to the Sales Director's work with respect to the Products shall be included as an expense in each Annual Budget Plan in accordance with the details contained in Exhibit C attached hereto and incorporated herein. GalaGen retains the right to terminate the employment of the Sales Director and upon such termination, GalaGen shall be under no obligation to provide a replacement for such Sales Director.

(h)
Beginning on a mutually agreed upon starting date, Licensee agrees to reimburse GalaGen for the pro-rated portion of the Employment Expenses of GalaGen's Registered Dietician employed by GalaGen as of the Effective Date (the "Registered Dietician") attributable to work performed with respect to the Products. No later than 15 days following Licensee's receipt of a monthly statement by GalaGen setting forth the Registered Dietician's monthly Employment Expenses with respect to the Products in a manner reasonably acceptable to Licensee, Licensee shall pay such Employment Expenses in immediately available funds to an account designated by GalaGen. The Registered Dietician's professional duties will continue to be at the discretion and direction of GalaGen; however, GalaGen agrees to make the Registered Dietician available to Licensee as Licensee may reasonably request to perform work with respect to the Products. The anticipated Registered Dietician's Employment Expenses for services performed with respect to the Products shall be included as an expense in each Annual Budget Plan.

(i)
Licensee shall obtain all licenses, permits or certificates which are required under applicable law to conduct its business and to sell Products, and shall comply with all laws applicable to its business.

(j)
(i)  Licensee will purchase all of GalaGen's current finished and in-process inventory of Products and raw materials to produce such Products as of the Effective Date in accordance with the details contained in Exhibit D attached hereto and incorporated herein. Legal title, right to possession and control, risk of loss, and all other incidents of ownership shall vest in Licensee after Licensee's reasonable time for inspection upon receipt of the Products and raw materials to produce such Products (which in any event shall not exceed 30 days following the Effective Date). Licensee shall be responsible for payment of any sales, use or similar taxes related to the sale of Products by Licensee.

(ii)
Licensee will pay for the inventory Products purchased pursuant to subparagraph (i) above in cash no later than 30 days following the Effective Date.

(iii)
All accounts payables and accounts receivables with respect to the Products incurred or generated prior to the Effective Date shall remain the property and responsibility of GalaGen. All accounts payable and accounts receivable with respect to the Products purchased or to be manufactured on or following the Effective Date are the property and responsibility of Licensee.

(k)
Licensee shall carry general liability, product liability, business interruption and property damage insurance covering all hazards, injuries, losses or damages caused by or arising out of possession or sale of Products by Licensee in form and amounts reasonably satisfactory to GalaGen, provided that Licensee shall be permitted to include a self-insurance retention feature up to $1 million. Licensee shall furnish GalaGen with a certificate of insurance evidencing the same, naming GalaGen as an additional insured and providing that GalaGen shall receive thirty (30) days prior written notice of any cancellation of such insurance.

(l)
Licensee shall maintain complete and accurate records of all Products sold by Licensee and Licensee shall make such records available to GalaGen as GalaGen may reasonably request for purposes of verifying compliance with the terms of this Agreement.

(m)
If any governmental agency or other proper authority issues a product recall of any of Products, Licensee agrees at its cost and expense to (i) promptly contact any purchasers which should be contacted during the course of any such recall, (ii) promptly communicate to such purchasers such information or instructions desirable to be transmitted to such purchasers, (iii) obtain the removal of all such recalled Products from Licensee's inventory and the inventory of its customers and (iv) dispose of such recalled Products. However, if a product recall of any of the initial inventory Products purchased hereunder is due to the failure of such inventory Products to comply with the proprietary formulas and specifications licensed to Licensee by GalaGen hereunder, GalaGen will reimburse Licensee for all cost of replacing such finished Products and for freight charges incurred as a result of such recall of Products.

(n)
Licensee shall make no label declarations, promotional declarations, or customer warranties regarding Products except those that are (i) substantiated with clinical trials, studies, or other substantiation which is generally recognized as authoritative in the scientific community, and (ii) authorized in writing by GalaGen, which written authorization shall not be unreasonably withheld.

(o)
Reference is hereby made to that certain Asset Purchase Agreement, dated as of September 1, 1998, between GalaGen and Nutrition Medical, Inc., as amended (the "Nutrition Medical Agreement") and that certain Sales Representative Agreement, dated as of October 1, 1998 between GalaGen and William C. Rush (the "Rush Agreement"). GalaGen has provided to Licensee full, correct and complete copies of the Nutrition Medical Agreement and the Rush Agreement. Any applicable terms and payments due as specified in each Agreement shall be incorporated into the Annual Business Plans. GalaGen will pay the base fee, as specified in paragraph 4(a) of the Sales Representative Agreement, through the end of the initial term ending September 30, 1999.

III.
DUTIES AND OBLIGATIONS OF GALAGEN

    The services to be performed by GalaGen hereunder shall be all of those services and duties specified herein and said services shall be performed by GalaGen as a licensor for Licensee, and neither GalaGen nor its employees shall be considered employees of Licensee. During the term of this Agreement and in accordance with the provisions of this Agreement:

(a)
GalaGen shall negotiate in good faith with Licensee to mutually agree upon the Annual Business Plans.

(b)
GalaGen shall provide to Licensee, at no cost to Licensee except as specifically stated in Sections (g) and (h) of Article II, such ongoing technical assistance and training for Licensee's personnel with regard to the characteristics, uses, applications and sale techniques of the Products as Licensee may reasonably request. GalaGen shall provide Licensee with copies of manuals and other marketing and technical documentation relating to Products in the possession of GalaGen.

(c)
GalaGen shall provide all ongoing research and development services in relation to the Products which are outlined in the Annual Business Plans. Responsibility for the costs of such research and development services shall be described in the Annual Business Plans.

(d)
GalaGen shall provide to Licensee GalaGen's proprietary formulas and specifications for the manufacture of Products which, if properly applied by Licensee following GalaGen's instructions and using properly qualified personnel and facilities, will produce Products which are (i) in compliance with all laws and regulations of the Territory, or any political subdivision thereof, applicable to the manufacture and/or labeling of the Products, (ii) wholesome and fit for human consumption, and (iii) in compliance with such nutritional information or other label information or promotional information as GalaGen has authorized Licensee in writing to use in connection with the labeling or promotion of Products.

(e)
If the parties determine that clinical trials are desirable for the sales and marketing of Products, GalaGen will conduct, oversee, direct and otherwise manage such clinical trials in accordance with parameters mutually agreed by Licensee and GalaGen. Responsibility for the costs of such clinical trials shall be described in the Annual Business Plans.

(f)
GalaGen shall carry general liability, product liability, business interruption and property damage insurance covering all hazards, injuries, losses or damages caused by or arising out of possession or sale of Products by GalaGen in form and amounts reasonably satisfactory to Licensee, provided that GalaGen shall be permitted to include a self-insurance retention feature up to $1 million. GalaGen shall furnish Licensee with a certificate of insurance evidencing the same, naming Licensee as an additional insured and providing that Licensee shall receive thirty (30) days prior written notice of any cancellation of such insurance.

IV.
TRADEMARKS

    GalaGen hereby grants to Licensee an exclusive license (subject only to those certain license rights with respect to international sales of the Products described in the Rush Agreement) to use and reproduce the trademarks owned by GalaGen listed in Exhibit E attached hereto and incorporated herein, and such other trademarks of GalaGen as the parties may from time to time agree in writing (the "GalaGen Trademarks"), for the sole purpose of using the GalaGen Trademarks on packaging, labeling and sales and promotional materials relating to the Products in the Territory. The parties intend that the GalaGen Trademarks will be the primary trademarks used on Product labels, and that Licensee may use Licensee's trade name on the Product labels to denote the Products are distributed by Licensee.

    The foregoing license grant by GalaGen is subject in all cases to the following terms and conditions:

(a)
Licensee shall comply with GalaGen's proprietary formulas, specifications and standards.

(b)
The GalaGen Trademarks shall in all cases appear in the label presentation (size, configuration, color and placement) as agreed to in writing from time to time between GalaGen and Licensee.

(c)
Licensee acknowledges that GalaGen's Trademarks are and shall remain the sole and exclusive property of GalaGen, and agrees that all goodwill arising out of the use of GalaGen's Trademarks shall inure exclusively to the benefit of GalaGen.

(d)
GalaGen Trademarks will not be presented or used by Licensee in a manner to which GalaGen objects in writing.

(e)
The license granted by GalaGen to Licensee hereunder is for the sole and limited purpose of Licensee performing its obligations under this Agreement, and for no other purpose. Licensee shall not use GalaGen Trademarks except with respect to Products as specifically permitted under this Agreement.

(f)
The license granted by GalaGen to Licensee hereunder shall terminate when this Agreement terminates, and thereafter, Licensee shall not use GalaGen Trademarks in any application or for any purpose, except to permit Licensee to sell Products in its inventory after termination as provided in Section X(b).

    Licensee shall cooperate with GalaGen in safeguarding the GalaGen Trademarks. In the event Licensee learns of any actual or threatened infringement of, or challenge to, Licensee's use of any GalaGen Trademark, Licensee shall notify GalaGen immediately, and GalaGen shall have sole and absolute discretion to take such action as it deems appropriate.

V.
GALAGEN REPRESENTATIONS AND WARRANTIES

(a)
GalaGen represents and warrants that GalaGen shall perform and comply with its obligations in Section III.

(b)
GalaGen represents and warrants that Products that are in inventory as of the Effective Date are:

(i)
in compliance with all laws and regulations of the Territory or any political subdivision thereof applicable to the manufacture and/or labeling of finished Products;

(ii)
wholesome and fit for human consumption;

(iii)
in compliance with the nutritional information placed on all packaging containing finished Products; and

(iv)
in compliance with any formulas and specifications for Products provided by GalaGen to Licensee in writing.

(c)
GalaGen represents and warrants that it has submitted applications with the United States Patent and Trademark Office for protection of each of the GalaGen Trademarks, except for the "Nitro-Pro" trademark, which applications are pending as of the Effective Date.

    EXCEPT AS SET FORTH IN THIS SECTION V, GALAGEN MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PRODUCTS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE. Licensee shall not make any representation or warranty with respect to the Product that is more extensive than, or inconsistent with, the limited warranty set forth in this Section V or such other Product claims as GalaGen expressly agrees to in writing from time to time.

VI.
INDEMNIFICATION

(a)
Licensee shall indemnify and hold GalaGen harmless from any and all liability, loss, damage or expense (including reasonable attorneys' fees and expenses) which GalaGen may incur or suffer as a result of any claim for:

(i)
breach of warranty based upon any warranty given by Licensee, its employees, agents or sublicensees regarding Products not authorized by GalaGen; or

(ii)
personal injury, death, property damage or economic loss, caused by or arising out of the use of Products due to a defect caused by an improper act or omission by Licensee, its employees, agents, contract packers and subcontractors, licensees, and sublicensees; or

(iii)
breach by Licensee of any representation, warranty or covenant contained in this Agreement.

(b)
GalaGen shall indemnify and hold Licensee harmless from any and all liability, loss, damage or expense (including reasonable attorneys' fees and expenses) which Licensee may incur or suffer as a result of any claim for:

(i)
breach of warranty based upon any warranty given by GalaGen, its employees, agents or sublicensees regarding Products not authorized by Licensee; or

(ii)
personal injury, death, property damage or economic loss, caused by or arising out of the use of Products due to a defect caused by an improper act or omission by GalaGen, its employees, agents or sublicensees; or

(iii)
breach by GalaGen of any representation, warranty or covenant contained in this Agreement; or

(iv)
infringement of any third party's intellectual property rights, including, without limitation, patent, trademark, copyright or trade secret rights, based on the manufacturing of Products utilizing GalaGen's formula and specifications, or the use of any GalaGen Trademarks in connection with the Product.

(c)
Each party shall notify the other party of any third party claim made against it within thirty (30) days of knowledge of same if a party intends to seek indemnity with respect to such claim under this paragraph. The party from whom indemnity is sough shall have the right to undertake, conduct and control, through counsel of its own choosing, the defense and settlement of any such claim. The other party shall have the right to be represented by counsel of its own choosing, but at its own expense. So long as the party from whom indemnification is sought is contesting any such claim in good faith, the other party shall not pay or settle such claim, except upon the written consent of the party from whom indemnification is sought.

VII.
CONFIDENTIALITY

    For purposes of this Agreement, the term "Confidential Information" means any information or compilation of information, not generally known, which is proprietary to the disclosing party and relates to the Products or the disclosing party's other products or product research, including, without limitation, information relating to research data, product development, recipes, manufacturing methods or techniques, marketing data, sales and marketing plans, customer information, financial information and any other information about the disclosing party's business which is normally considered confidential or is indicated in writing by the disclosing party to be confidential or proprietary. "Confidential Information" specifically includes any proprietary and confidential formulas and specifications furnished by GalaGen to Licensee.

    The term "Confidential Information" as used herein shall not include any information:

(a)
which was in the public domain at the time of disclosure by the disclosing party to the receiving party;

(b)
which is published or otherwise comes into the public domain after its disclosure to the receiving party through no violation of this Agreement by the receiving party;

(c)
which is disclosed to the receiving party by a third party not under an obligation of confidence to the disclosing party; or

(d)
which is required to be produced by law or regulation or under order of a court of competent jurisdiction; provided, however, that the receiving party provide the disclosing party with prompt written notice of such request or order of disclosure and that the receiving party cooperate with the disclosing party in seeking to resist or narrow such request or to secure assurances that the Confidential Information so disclosed would be kept confidential.

    During the term of this Agreement and at all times thereafter, the receiving party shall hold in strictest confidence and shall never disclose, transfer, convey or make accessible to any person any Confidential Information of the disclosing party. The receiving party agrees not to use the Confidential Information of the disclosing party except to the extent necessary to perform its obligations under this Agreement, and agrees not to allow such Confidential Information to be used for the benefit of anyone other than the disclosing party. The receiving party agrees to take reasonable precautions to prevent receiving party's employees, representatives, agents and others from disclosing or appropriating for their own use any Confidential Information of the disclosing party. In addition, the parties agree to keep the terms of this Agreement confidential during the term hereof and for two (2) years thereafter, except to the extent disclosure may be required by law or regulation or under order of a court of competent jurisdiction. Neither party shall have any obligation to keep the existence of this Agreement confidential.

VIII.
LICENSEE IS INDEPENDENT CONTRACTOR

    In performing any of the services under this Agreement, the parties are independent contractors and are not agents, employees, joint venturers, partners, franchisees or legal representatives of the other party for any purposes whatsoever. Neither party shall have any right or authority to incur any indebtedness or liability of any kind on the other party's behalf or bind or purport to bind the other party in any manner whatsoever. Each party shall be solely responsible to its own employees for any compensation due them, and for compliance with all applicable laws imposed by any governmental authority regarding each party's respective employees.

IX.
DURATION — TERMINATION

    This Agreement shall begin on the Effective Date and shall continue in effect until terminated in accordance with this Section IX, as follows:

(a)
In the event that either party hereto breaches any of the provisions of this Agreement, and if such breach is capable of being cured within 30 days and is not cured by the breaching party within 30 days from the date the breaching party receives notice from the nonbreaching party describing such breach, this Agreement may then be immediately terminated in writing by the non-breaching party without prejudice to any of the rights the nonbreaching party may have; provided, that, if the breach is capable of being cured, but not capable of being cured within 30 days, this Agreement shall not be terminable so long as the breaching party is exercising its best efforts to cure such breach, and further, provided, that such cure is effected within 90 days of delivery of such notice of breach. If such cure is not effected within 90 days of delivery of such notice of breach, this Agreement may then be immediately terminated in writing by the non-breaching party without prejudice to any of the rights the nonbreaching party may have.

(b)
Either party may terminate this Agreement without cause effective upon delivery of one hundred eighty (180) days written notice to the other party; provided, however, if a party terminates without cause, the terminating party agrees not to sell or provide Products or authorization to manufacture a product which is substantially the same type and quality for a period of twenty-four (24) months following the effective date of termination. During the period prior to termination, Licensee shall continue to operate the business regarding the Products in the ordinary course of business consistent with past practices.

(c)
Either party may terminate this Agreement effective immediately upon delivery of written notice to the other party, if the other party (i) becomes unable to pay its debts as they mature, (ii) admits in writing its inability to pay its debts as they mature, (iii) makes a general assignment for the benefit of creditors, (iv) files a voluntary petition for bankruptcy, (v) has an involuntary petition of bankruptcy filed against it which is not dismissed within 30 days, or (vi) applies for the appointment for a trustee or receiver for any substantial portion of its property or business or permits the appointment of any such trustee or receiver who is not discharged within a period of 60 days after such appointment.

X.
OBLIGATIONS UPON TERMINATION

(a)
Upon expiration or termination of this Agreement for whatever reason, Licensee shall cease using the GalaGen Trademarks or any name or description that relates or pertains to the name GalaGen or its products, and shall return, or destroy at GalaGen's request, all Confidential Information.

(b)
Licensee shall have the right to sell Products in its inventory for a period of 90 days following the effective date of expiration or termination of this Agreement, and shall have a limited right to continue to use GalaGen's Trademarks to effectuate such sales in accordance with the provisions of Section IV herein.

(c)
Expiration or termination of this Agreement shall not relieve or release either party from any liability which either party may have to the other party arising out of this Agreement, including, without limitation, any obligation to make any payments which may be owing to the other party under the terms of this Agreement as of the effective date of expiration or termination.

XI.
FORCE MAJEURE

    If the performance of the obligations of the parties under this Agreement is prevented by acts of God, civil insurrection, acts of enemies, fire, flood, strikes, riots, war, acts of government, laws, orders, regulations, embargoes, lack or shortage of labor, materials or transportation, failure of plants or production facilities or other causes beyond the reasonable control of the parties, the party affected by said cause or causes shall immediately notify the other as to the existence of such cause or causes and upon said notification shall be excused from its obligation during the period of existence of such cause or causes, provided such party shall exert commercially reasonable efforts to remove said cause or causes.

XII.
ASSIGNMENT

    This Agreement may not be assigned by either party without the advance written consent of the other party, which consent shall not be unreasonably withheld. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

XIII.
ENTIRE AGREEMENT

    This Agreement, together with the Exhibits attached hereto, contains the entire agreement of the parties concerning the subject matter hereof, and supersedes all prior communications, understandings and agreements, oral or written, between the parties with respect thereto.

XIV.
AMENDMENT AND WAIVER

    No purported amendment, modification or waiver or any provision hereof shall be binding unless set forth in a writing in the English language signed by authorized representatives of both parties (in the case of amendments and modifications) or by the party to be charged thereby (in the case of waivers). Any waiver shall be limited to the circumstance or event specifically referenced in the written waiver document, and shall not be deemed a waiver of any other term of this Agreement or of the same circumstance or event upon any recurrence thereof.

XV.
NOTICES

    All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) when received if delivered by hand; (ii) the next business day after placement with a reputable overnight carrier for next morning delivery; or (iii) four (4) business days after deposit, if placed in the US mail for delivery by certified mail, return receipt requested, postage prepaid, and addressed to the appropriate party at the address set forth on page one of this Agreement. Each notice shall be sent to the attention of such party's President. If either party should change its address, such party shall give written notice to the other party of the new address in the manner set forth above, but any such notice shall not be effective until actually received by the addressee.

XVI.
SEVERABILITY

    Should any part of this Agreement, for any reason, be declared invalid, such decision shall not affect the validity of any remaining portions, and such remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion eliminated.

XVII.
APPLICABLE LAW

    This Agreement and the rights and obligations of the parties hereunder shall be governed by, construed and enforced in accordance with the laws of the State of Minnesota, excluding any choice of law rules which would refer the matter to the laws of another jurisdiction.

XVIII.
COUNTERPARTS

    This Agreement may be executed in multiple counterparts, each of which shall be deemed in original but all of which together shall constitute one and the same instrument.

XIX.
DISPUTE RESOLUTION

    If a claim of breach, nonperformance, nonpayment, repudiation or other dispute should arise related to or connected with this Agreement or any transactions between the Parties, including without limitation, failure to agree to the terms of an Annual Business Plan, the parties mutually agree to attempt to first resolve any such disputes by good faith negotiation between authorized business representatives of both parties. The parties agree that any such dispute must be attempted to be resolved by such good faith negotiation before either party may file suit in court, except that either party may proceed directly to a court of law or equity to seek emergency injunctive relief or remedy any safety concerns.

* * * * * *

*[Signature Page to Follow]*

    IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

GALAGEN INC. ("GalaGen")		AMERICAN INSTITUTIONAL PRODUCTS, INC. ("Licensee")
By:	/s/ HENRY J. CARDELLO	By:	/s/ DAN MCHUGH

Its:	President	Its:	Vice President & General Manager

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LICENSING AND DISTRIBUTION AGREEMENT
W I T N E S S E T H :
I. GRANT OF LICENSE
II. DUTIES AND OBLIGATIONS OF LICENSEE
III. DUTIES AND OBLIGATIONS OF GALAGEN
IV. TRADEMARKS
V. GALAGEN REPRESENTATIONS AND WARRANTIES
VI. INDEMNIFICATION
VII. CONFIDENTIALITY
VIII. LICENSEE IS INDEPENDENT CONTRACTOR
IX. DURATION — TERMINATION
X. OBLIGATIONS UPON TERMINATION
XI. FORCE MAJEURE
XII. ASSIGNMENT
XIII. ENTIRE AGREEMENT
XIV. AMENDMENT AND WAIVER
XV. NOTICES
XVI. SEVERABILITY
XVII. APPLICABLE LAW
XVIII. COUNTERPARTS
XIX. DISPUTE RESOLUTION